Exhibit 31.2

CERTIFICATIONS

I, Thomas Williams, certify that:

1.	I have reviewed this quarterly report on Form 10-QSB of Procera Networks, Inc.;

2.
Based on my  knowledge, this report does not  contain any untrue statement of a material  fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the  period  covered  by  this  report;

3.
Based on my knowledge, the financial statements, and other financial information  included  in  this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for,  the periods presented in this report;

4.
The registrant's other certifying officer(s) and I are responsible for establishing and maintaining  disclosure controls and procedures (as defined in Exchange  Act  Rules  13a-15(e)  and  15d-15(e))  for the registrant and have:

a.
Designed  such disclosure controls and procedures, or caused such disclosure controls and procedures  to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known  to us by others within those entities, particularly during the period in which this  report is being  prepared;

b.
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation and

c.
Disclosed in this report  any change in the registrant's internal  control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth  fiscal  quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.
The  registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's  board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: August 15, 2007

/s/ Thomas Williams

Thomas Williams
Chief Financial Officer